   Exhibit 99.1

        5300 Town and Country Blvd., Suite 500
        Frisco, Texas 75034
        Telephone: (972) 668-8834
        Contact: Gary H. Guyton
        Director of Planning and Investor Relations
        Web Site:  www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FIRST QUARTER 2016 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, May 4, 2016 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months ended March 31, 2016.

Financial Results for the Three Months Ended March 31, 2016

Comstock produced 13.8 billion cubic feet of natural gas and 416,700 barrels of oil or 16.3 billion cubic feet of natural gas equivalent ("Bcfe") in the first quarter of 2016.  Natural gas production averaged 152 MMcf per day, an increase of 67% over natural gas production in the first quarter of 2015.  The increase is attributable to the Company's successful Haynesville shale drilling program that commenced in 2015.  Oil production in the first quarter of 2016, which averaged 4,600 barrels of oil per day, declined by 60% from the 11,500 barrels per day produced in the first quarter of 2015.  The decrease in oil production is the result of the sale of the Company's Burleson County, Texas properties in 2015 and the lack of drilling in the South Texas Eagle Ford shale properties in 2015 and 2016.

Oil and natural gas prices declined further in the first quarter of 2016.  Comstock's average realized natural gas price, including hedging gains, decreased 25% to $1.89 per Mcf in the first quarter of 2016 as compared to $2.51 per Mcf realized in the first quarter of 2015.  The Company's average realized oil price declined by 40% to $26.44 per barrel in the first quarter of 2016 as compared to $44.34 per barrel in the first quarter of 2015.  The lower realized prices resulted in oil and gas sales declining by 44% to $37.2 million (including realized hedging gains) as compared to 2015's first quarter sales of $66.5 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $14.7 million in the first quarter of 2016 as compared to EBITDAX of $39.8 million in the first quarter of 2015.

Low oil and natural gas prices continued to adversely impact the Company's financial results for the first quarter of 2016.  Comstock reported a net loss of $56.6 million or $1.14 per share for the first quarter of 2016 as compared to a net loss of $78.5 million or $1.71 per share for the first quarter of 2015.  The first quarter of 2016 results include impairments on unevaluated acreage and oil and gas properties of $30.5 million, an unrealized loss from derivative financial instruments of $0.3 million, a gain on exchange of oil and gas properties of $0.7 million, an income tax charge to reflect a change in state law of $4.5 million and a gain on extinguishment of debt of $33.4 million.  Financial results for the first quarter of 2015 included impairments on unevaluated acreage and oil and gas properties of $40.8 million, drilling rig termination fees of $1.8 million and a net loss on extinguishment of debt of $2.7 million.  Excluding these items from each year's results, the net loss for the first quarter of 2016 would have been $51.0 million or $1.03 per share as compared to net loss of $49.0 million or $1.06 per share in the first quarter of 2015.

2016 First Quarter Drilling Results

Comstock reported the results to date of its 2016 drilling program.  During the first three months of 2016, Comstock spent $8.9 million on its development and exploration activities after commencing drilling in March 2016.  Comstock drilled one horizontal gas well (0.9 net) and had one well (0.9 net) drilling at March 31, 2016.  The Ramsey 4-9 #1 well in DeSoto Parish, Louisiana, was drilled to a total vertical depth of 11,425 feet with a 7,367 foot lateral.  This well was completed using the Company's enhanced completion design, and was tested with an initial production rate of 23 million cubic feet ("MMcf") per day.  The well was connected to sales at a total cost of $8.2 million, reflecting a 23% reduction in the 2015 per well completed costs of $10.6 million.  Wells offset to the Ramsey 49 #1 experienced a 5 MMcf per day increase in production as a result of the fracture stimulation to the new well.

Other

The Company continues to take steps to improve its balance sheet.  To date in 2016, the Company has retired $104.3 million in principal of its long-term debt, comprised of $87.6 million of its 7¾% Senior Notes due in 2019 and $16.7 million of its 9½% Senior Notes due in 2020.  The senior notes were acquired in several transactions in exchange for 12.2 million shares of the Company's stock and $3.5 million in cash for total consideration of $15.8 million, plus accrued interest.  The retirement of the senior notes will save the Company annual interests payments of $8.4 million and $27.2 million of total interest to maturity.

In combination with repurchases made in 2015, the Company has retired one third of its senior unsecured notes which had a total principal amount of $233.9 million resulting in annual interest savings of $20.3 million and $81.9 million of total interest to maturity.

Comstock has planned a conference call for 10:00 a.m. Central Time on May 4, 2016, to discuss the operational and financial results for the first quarter of 2016.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 866-300-8761 (international dial-in use 412-455-6227) and provide access code 89500785 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT May 4, 2016 and will continue until 10:59 p.m. May 11, 2016.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 89500785.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015

Revenues:
Oil sales	$11,016	$45,953
Natural gas sales	25,147	20,569
Total oil and gas sales	36,163	66,522
Gain on exchange of oil and gas properties	740	—
Total revenues	36,903	66,522

Operating expenses:
Production taxes	1,186	2,974
Gathering and transportation	4,365	2,853
Lease operating	12,960	15,136
Exploration(1)	7,753	42,229
Depreciation, depletion and amortization	38,836	91,889
General and administrative	5,575	7,966
Impairment of oil and gas properties	22,718	403

Total operating expenses	93,393	163,450

Operating loss	(56,490)	(96,928)

Other income (expenses):
Net gain (loss) on extinguishment of debt	33,380	(2,735)
Gain from derivative financial instruments	656	—
Other income	281	287
Interest expense(2)	(29,944)	(20,754)

Total other income (expenses)	4,373	(23,202)

Loss before income taxes	(52,117)	(120,130)
(Provision for) benefit from income taxes	(4,460)	41,628
Loss	$(56,577)	$(78,502)

Net loss per share – basic and diluted	$(1.14)	$(1.71)

Weighted average shares outstanding – basic and diluted	49,512	46,027

(1)
Comprised of impairments of unevaluated leases of $7.8 million and $40.4 million in the three months ended March 31, 2016 and 2015, respectively, and rig termination fees of $1.8 million in the three months ended March 31, 2015.

(2)	$0.9 million of interest expense was capitalized for the three months ended March 31, 2015.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended March 31,
	2016	2015

OPERATING CASH FLOW:

Net loss	$(56,577)	$(78,502)
Reconciling items:
Deferred income taxes	4,446	(41,691)
Depreciation, depletion and amortization	38,836	91,889
Impairment of oil and gas properties	22,718	403
Lease impairments and rig termination fees	7,753	42,229
Gain on exchange of oil and gas properties	(740)	—
Gain from derivative financial instruments	(656)	—
Cash settlements of derivative financial instruments	998	—
Amortization of debt discount, premium and issuance costs	1,281	1,061
Net (gain) loss on extinguishment of debt	(33,380)	2,735
Stock-based compensation	1,330	1,892
Operating cash flow	(13,991)	20,016
Excess income taxes from stock-based compensation	—	1,510
Decrease in accounts receivable	4,287	15,081
Decrease in other current assets	109	7,724
Increase (decrease) in accounts payable and accrued expenses	(21,444)	15,897
Net cash provided by (used for) operating activities	$(31,039)	$60,228

EBITDAX:

Net loss	$(56,577)	$(78,502)
Interest expense	29,944	20,754
Income taxes	4,460	(41,628)
Depreciation, depletion and amortization	38,836	91,889
Exploration	7,753	42,229
Impairment of oil and gas properties	22,718	403
Gain on exchange of oil and gas properties	(740)	—
Gain from derivative financial instruments	(656)	—
Cash settlements of derivative financial instruments	998	—
Net (gain) loss on extinguishment of debt	(33,380)	2,735
Stock-based compensation	1,330	1,892
Total EBITDAX	$14,686	$39,772

	As of
	March 31, 2016	December 31, 2015

BALANCE SHEET DATA:

Cash and cash equivalents	$89,323	$134,006
Other current assets	60,036	22,232
Property and equipment, net	934,621	1,038,420
Other	1,156	1,192
Total assets	$1,085,136	$1,195,850

Current liabilities	$72,250	$95,720
Long-term debt	1,210,582	1,249,330
Deferred income taxes	6,423	1,965
Asset retirement obligation	16,100	20,093
Stockholders' deficit	(220,219)	(171,258)
Total liabilities and stockholders' deficit	$1,085,136	$1,195,850

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2016
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	20	388	9	417
Gas production (MMcf)	12,157	1,383	285	13,825
Total production (MMcfe)	12,277	3,713	335	16,325

Oil sales	$596	$10,164	$256	$11,016
Natural gas sales	21,957	2,710	480	25,147
Natural gas hedging settlements(1)	—	—	—	998
Total natural gas including hedging	21,957	2,710	480	26,145
Total oil and gas sales including hedging	$22,553	$12,874	$736	$37,161

Average oil price (per barrel)	$29.68	$23.61	$30.51	$26.44
Average gas price (per Mcf)	$1.81	$1.96	$1.68	$1.82
Average gas price including hedging (per Mcf)				$1.89
Average price (per Mcfe)	$1.84	$3.47	$2.20	$2.22
Average price including hedging (per Mcfe)				$2.28

Production taxes	$581	$564	$41	$1,186
Gathering and transportation	$3,614	$678	$73	$4,365
Lease operating	$6,052	$6,374	$534	$12,960

Production taxes (per Mcfe)	$0.05	$0.15	$0.12	$0.07
Gathering and transportation (per Mcfe)	$0.29	$0.18	$0.22	$0.27
Lease operating (per Mcfe)	$0.49	$1.72	$1.59	$0.79

Oil and Gas Capital Expenditures:
Development leasehold	$95	$37	$—	$132
Development drilling	7,104	5	—	7,109
Other development	235	1,403	—	1,638
Total	$7,434	$1,445	$—	$8,879

(1)	Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2015
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	16	990	30	1,036
Gas production (MMcf)	5,982	1,918	300	8,200
Total production (MMcfe)	6,076	7,860	482	14,418

Oil sales	$725	$43,748	$1,480	$45,953
Natural gas sales	14,380	5,486	703	20,569
Total oil and gas sales	$15,105	$49,234	$2,183	$66,522

Average oil price (per barrel)	$46.36	$44.18	$48.79	$44.34
Average gas price (per Mcf)	$2.40	$2.86	$2.34	$2.51
Average price (per Mcfe)	$2.49	$6.26	$4.53	$4.61

Production taxes	$677	$2,221	$76	$2,974
Gathering and transportation	$1,914	$848	$91	$2,853
Lease operating	$5,911	$8,556	$669	$15,136

Production taxes (per Mcfe)	$0.11	$0.28	$0.16	$0.21
Gathering and transportation (per Mcfe)	$0.32	$0.11	$0.19	$0.20
Lease operating (per Mcfe)	$0.97	$1.09	$1.38	$1.04

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$392	$913	$1,305
Development leasehold	377	—	—	377
Exploratory drilling	—	7,350	3,413	10,763
Development drilling	22,433	72,066	—	94,499
Other development	2,497	13,665	—	16,162
Total	$25,307	$93,473	$4,326	$123,106